Exhibit  10:



                           AMENDED PAYMENT AGREEMENT



     This Amended Agreement between NBI, Inc., a Delaware corporation ("NBI"), and the Internal Revenue Service, Department of the Treasury, United States of America ("IRS"), dated as of April 9, 1998 (the "Agreement").

     WHEREAS, NBI is as of this date obligated to the IRS in the amount of $5,278,000 in principal (the "Remaining Principal Amount") pursuant to a Stipulation and Agreement Re Internal Revenue Service Tax Claim and Tax Liabilities dated June 12, 1991 (the "Stipulation"), which as a part of NBI's chapter 11 bankruptcy reorganization, settled certain tax obligations and interest thereon of NBI from previous tax years; and

     WHEREAS, NBI and the IRS previously entered into that certain Payment Agreement dated as of March 19, 1996 (the "Original Agreement") (any term not otherwise defined herein shall have the meaning set forth in the Original Agreement); and

     WHEREAS, NBI and the IRS have agreed on certain different payment terms for such obligation and this Agreement shall, in all respects, amend and supersede the Original Agreement and the Stipulation;

     NOW,  THEREFORE,  the  parties  agree  as  follows:

     1.       Repayment Terms.  NBI shall repay the Remaining Principal Amount
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in two installments: (a) on or before December 31, 1998, NBI shall pay the IRS the sum of $3,500,000.00, and (b) on or before December 31, 1999, NBI shall pay the IRS the remaining $1,778,000.00. Upon satisfying such payments, the Remaining Principal Amount shall be deemed satisfied in full. NBI may prepay all or any portion of the Remaining Principal Amount at any time without premium or penalty. NBI agrees to remit the $3,500,000.00 payment to the IRS as soon as practicable after such amount becomes available to NBI, but in no event later than December 31, 1998.

     2.         Collateral.  NBI owns all the capital stock of American Glass,
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Inc.  d/b/a L.E. Smith Glass Company, a glass products manufacturer located in
Mount Pleasant, Pennsylvania ("American Glass"). NBI also owns all of the capital stock of NBI Properties, Inc. f/k/a Belle Vernon Motel Corporation which owns and operates the Belle Vernon Holiday Inn located in Belle Vernon, Pennsylvania ("NBI Properties"). Pursuant to a Pledge Agreement dated as of March 19, 1996 which was executed in connection with the Original Agreement, NBI granted the IRS a valid first security interest in all the capital stock of American Glass and NBI Properties to secure the obligations under the Original Agreement, as evidenced by the related physical stock certificates,
which  have  previously  been  delivered  to  the  IRS.   The capital stock of
American Glass and NBI Properties shall similarly secure the obligations of NBI to the IRS under this Agreement. Upon the full payment of the Remaining Principal Amount, the Pledge Agreement and the IRS security interest in the capital stock of American Glass and NBI Properties will terminate and such stock certificates shall be returned to NBI.

     3.      Default Provisions.  In the event of a failure of NBI to make any
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payment  provided  in  paragraph  1.  hereof,  an  event of default shall have occurred fifteen (15) days after written notice and demand from IRS to NBI in respect of such payment unless NBI has previously (a) cured the default by payment of the amount due, or (b) given written notice to IRS that it disputes the existence of the default with a recitation of the reasons why, with supporting documentation. In the event of a failure of NBI to take any other action required by this Agreement, an event of default shall have occurred thirty (30) days after written notice and demand from IRS to NBI in respect of such failure unless NBI had previously (a) cured the default, or (b) given written notice to IRS that it disputes the existence of the default with a recitation of the reasons why, with supporting documentation. In the event of a continuing event of default, IRS may by written notice to NBI declare the Remaining Principal Amount due and payable and interest thereon at the statutory rate provided under the Internal Revenue Code since the last interest payment made by NBI under the Original Agreement, and the IRS shall be entitled to pursue its remedies. Nothing herein shall limit the rights and remedies of the IRS or NBI with respect to post-effective date taxes.

     In the event of a dispute over the existence of an event of default and the inability of the parties to resolve such a dispute within twenty (20) days after NBI gives written notice that such dispute exists, the parties jointly or separately must submit the dispute to the United States Bankruptcy Court for the District of Colorado for adjudication within fifteen (15) days of the expiration of the twenty (20) day resolution period. Such submission will not relieve the parties of any continuing obligation under this Agreement which might arise following such submission unless such obligation is the subject of the dispute. Failure of the party disputing the existence of an event of default to make such submission to the court within the referenced time period will constitute an admission of default and trigger the remedies available.

     In the event NBI incurs undisputed post-petition Federal Tax Liabilities, an event of default under this Agreement shall have occurred fifteen (15) days after written notice and demand from IRS to NBI for payment of such undisputed liabilities unless NBI has previously (a) paid the undisputed liability, with undisputed interest and penalties, if any, or (b) given written notice to IRS that it disputes the existence of the default, with a recitation of the reasons why, with supporting documentation. In the case of an event of default or a dispute, the provisions of the preceding paragraph shall apply.

     4.        Effects of this Agreement, etc.  This Agreement constitutes the
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entire  agreement among the parties with respect to the subject matter hereof.
This Agreement is binding on the parties hereto and their successors and assigns and shall have the effect of amending, replacing and modifying the payment and all other terms of the Stipulation and the Original Agreement (including, without limitation, the requirement to pay past, current or future interest in respect of this obligation). This Agreement may only be modified in writing executed by the parties and its construction or interpretation shall be governed by the laws of the State of Colorado.

     5.        Financial Reporting.  Within five (5) days after NBI shall file
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with the Securities and Exchange Commission (a) any report or proxy statement, or amendment thereto, under the Securities Exchange Act of 1934, or (b) any registration statement, or amendment thereto, under the Securities Act of 1933, the Debtor shall mail such document to the IRS. NBI shall promptly mail to IRS the consolidated monthly financial statements of NBI at the time such statements are generally circulated within NBI. IRS shall also have the right at reasonable times and upon reasonable notice to NBI to obtain financial and business information from NBI concerning the business and operations of NBI and its subsidiaries as would be relevant to a lender. Such statements and information shall be treated as confidential information by the IRS.

     6.       Notice.  Notice required hereunder shall be in writing and shall
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be  delivered  by  hand,  facsimile  or  deposited  in  the United States mail addressed  to:

          NBI,  Inc.
          Attn:  Marjorie  A.  Cogan
          1880  Industrial  Circle,  Suite  F
          Longmont,  CO    80501
          Facsimile:  (303)  684-2804

with  a  copy  to:

          NBI,  Inc.
          Attn:  Morris  D.  Weiss
          701  Brickell  Avenue,  Suite  2100
          Miami,  FL    33131
          Facsimile:  (305)  577-3225

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof). Any notice given by delivery, mail or courier, shall be effective when received by NBI. Any notice given by facsimile shall be effective  upon  oral  or  machine  confirmation  of  transmission.

     7.        Descriptive Headings. The descriptive headings are inserted for
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convenience  of  reference  only  and  are  not intended to be a part of or to affect  the  meaning  or  interpretation  of  this  Agreement.

     8.          Parties in Interest. This Agreement shall be binding upon and
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inure  solely  to  the  benefit  of  each  party  hereto,  and nothing in this
Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     9.          Counterparts.  This  Agreement may be executed in two or more
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counterparts,  each  of  which  shall  be deemed to be an original, but all of which shall constitute one and the same Agreement. A facsimile signature will be treated as if it is an original signature.



                         INTERNAL  REVENUE  SERVICE


                         By:    /s/  Thomas  Moore
                               ----------------------
                         Name:  Thomas  Moore
                                ---------------
                         Title: Chief  Special  Procedures
                               --------------------------------


                         NBI,  Inc.


                         By:   /s/  Jay  H.  Lustig
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                              Jay  H.  Lustig,  Chairman